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                                                                    Exhibit 23.2



                             Accountants' Consent


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 1996 relating to the consolidated financial statements of CarnaudMetalbox, which report is incorporated by reference into Item 7 (a) and appears in Exhibit 99.1 of Crown's Form 8-K filed on March 1, 1996, as amended by Amendment Nos. 1, 2 and 3. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Paris, 3 December 1996



/s/ Arthur Andersen LLP                        /s/ Jean-Pierre Caroff
Arthur Andersen LLP (1)                        Befec-Price Waterhouse
                                               Jean-Pierre Caroff



/s/ J. P. Crouzet                               /s/ C. Chevalier
Salustro Reydel (2)                             C. Chevalier (3)
  J. P. Crouzet


(1)  For the years ended December 31, 1995, 1994 and 1993.
(2)  For the year ended December 31, 1995.
(3)  For the years ended December 31, 1994 and 1993.